                                     EXHIBIT 11

                                   COMPUTATION OF

                                 EARNINGS PER SHARE

Date              Number          Number of            Extended
 FYE             of Shares        1/2 months             Value
-----------------------------------------------------------------
2/28/1998        12,807,100          24               307,370,400

2/28/1999
Additions           860,000          24                 6,610,000
                                                        ---------

6,610,000   =       275,417                           313,980,400
---------
   24

Weigthed         12,807,100                           313,980,400
Average             275,417                        DIVIDED BY  24
                    -------                           -----------
Nbr. of
Shares           13,082,517                            13,082,517

12/28/99 Loss  ($791) divided by 13.082,517 = ($.0001) per share

  Therefore Loss per share for year ending 2/28/1999 was $ .00